                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                               ATRION CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a(6)(i) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount previously paid:
         (2)      Form, schedule or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                              [ATRION LETTERHEAD]

                                 April 18, 2002

Dear Stockholder:

         You are cordially invited to attend the 2002 annual meeting of stockholders of Atrion Corporation which will be held at our offices in Allen, Texas on Thursday, May 30, 2002 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company's proxy statement, together with a proxy card, accompany this letter. Also enclosed is a copy of our 2001 Annual Report.

         At the annual meeting this year, you will be asked to elect directors and to ratify the Board of Directors' appointment of Grant Thornton LLP as independent accountants.

         We hope that you will attend the meeting in person. However, whether or not you plan to be personally present, please read the accompanying proxy statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure representation of your shares of common stock if you are unable to attend the meeting.

                                       Sincerely,



                                       /s/ Emile A. Battat
                                       ----------------------------------------
                                       Emile A. Battat
                                       Chairman and President

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

         Notice is hereby given that the annual meeting of stockholders of Atrion Corporation (the "Company") will be held at the Company's offices, One Allentown Parkway, Allen, Texas on Thursday, May 30, 2002 at 10:00 a.m., Central Time, for the following purposes:

         1.       To elect Class I directors.

         2. To ratify the Board of Directors' appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2002.

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.


                                       By Order of the Board of Directors



                                       Jeffery Strickland
                                       Vice President and Chief Financial
                                       Officer, Secretary and Treasurer


April 18, 2002

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2002

                              GENERAL INFORMATION

         This Proxy Statement is being furnished to the stockholders of Atrion Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of stockholders to be held at the Company's offices, One Allentown Parkway, Allen, Texas on Thursday, May 30, 2002 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy card are being first sent or given to stockholders on or about April 18, 2002. The Company's 2001 Annual Report is being mailed to stockholders with this Proxy Statement.

PURPOSE OF THE MEETING

         At the annual meeting, the Company's stockholders will consider and vote upon the following matters: (i) the election of two Class I directors and
(ii) a proposal to ratify the Board of Directors' appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2002.

VOTING SECURITIES AND RECORD DATE

         Stockholders of record at the close of business on April 8, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had outstanding and entitled to vote 1,715,121 shares of common stock, the only voting securities of the Company. Holders of record of shares of common stock outstanding on the Record Date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

         If the enclosed proxy card is properly executed and received in time for the annual meeting, unless previously revoked, shares of common stock represented thereby will be voted at the annual meeting as specified by the stockholder on the proxy. If no such specification is made, shares represented by such proxy will be voted FOR the election as directors of the nominees of the Board of Directors named herein and FOR ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2002. In addition, in their discretion the persons designated in the proxy card will vote upon such other business as may properly come before the meeting, including voting for any adjournment of the meeting proposed by the Board of Directors. A proxy may be revoked at any time before it is voted at the meeting by delivering to the Company a later-dated proxy, by voting by ballot at the meeting or by filing with the Inspectors of Election an instrument of revocation.

REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum. Directors will be elected at the annual meeting by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes:
Class I, Class II and Class III. Two Class I directors are to be elected at the annual meeting to serve until the annual meeting of stockholders to be held in 2005 and until the election and qualification of their respective successors in office. Both of the nominees for election as Class I directors who are named below are members of the Board of Directors and were previously elected by the stockholders. It is intended that the persons named in the proxy card will vote for the election of these nominees. If either of the nominees listed below, each of whom has indicated his willingness to serve as a director if elected, is not a candidate when the election occurs, proxies will be voted for election of the remaining nominee and may be voted for the election of any substitute nominee.

         The following information is furnished with respect to each of the Board of Directors' nominees for election as a director and each director whose term will continue after the annual meeting.

              Name, Age, Service as a Director of the Company (a)
                  Principal Occupation, Positions and Offices,
                  Other Directorships and Business Experience

                       NOMINEES FOR ELECTION AS DIRECTORS

                         Class I -- Term Ending in 2005

EMILE A. BATTAT

         Mr. Battat, age 64, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as President and Chief Executive Officer of the Company, and as Chairman of the Board or President of each of the Company's subsidiaries, since October 1998. Mr. Battat was President and Chief Executive Officer of Piedmont Enterprises, Inc., a privately-held consulting firm, from 1994 until 1998. Mr. Battat served as the President and Chief Executive Officer of Minemet, Inc., a company engaged in international trade, from August 1978 until February 1994. From 1965 to 1978, he served with Kaiser Industries and its affiliates, a diversified industrial group, in various functions including strategic planning, diversification, acquisitions and divestitures, with the last nine years as Vice President and director of Kaiser International. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society.

JOHN H. P. MALEY

         Mr. Maley, age 67, has been a director since February 1996. Mr. Maley has been a management consultant since January 1995, has served as Chairman of Magister Corporation, a manufacturer of orthopedic and consumer healthcare products, since July 1995 and as Chairman of Rehabilicare, Inc., a manufacturer of rehabilitation devices, since December 2001. From 1976 to December 1994, Mr. Maley was President and Chief Executive Officer of Chattanooga Group, Inc., a private corporation that became the world's leading manufacturer of products used for physical and sports medicine. In 1971 he founded, and from 1971 to 1974 he was President and Chief Executive Officer of, Invacare Corporation, a company that is now recognized as the world leader in the market for wheelchairs and a broad range of home healthcare products. From 1962 to 1970 and in 1975, Mr. Maley was associated with the consulting firm of McKinsey & Company, Inc., becoming a partner in 1968, and worked with clients of that firm in England, Australia and the United States. Mr. Maley holds Bachelor of Arts and Master of Arts degrees in Economics from Cambridge University. He is a director of Rehabilicare, Inc.

                         DIRECTORS CONTINUING IN OFFICE

                         Class II -- Term Ending in 2003

RICHARD O. JACOBSON

         Mr. Jacobson, age 65, has been a director since 1992. Mr. Jacobson is Chairman of the Board of Jacobson Warehouse Company, Inc., a privately held warehouse company which he founded 34 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier. Mr. Jacobson became Chairman of the Boards of these companies in 1998, having served for many years prior to 1998 as their President and Chief Executive Officer. Mr. Jacobson has a degree in Business Administration from the University of Iowa. Mr. Jacobson is a director of FelCor Lodging Trust, Inc., Heartland Express, Inc. and Firstar Bank of Des Moines, N.A.

JEROME J. MCGRATH

         Mr. McGrath, age 79, has been a director since 1988. Mr. McGrath was Of Counsel to the law firm of Gallagher, Boland & Meiburger from January 1988 until his retirement in June 1997 and practiced law for over 45 years. He is a graduate of Georgetown University and Georgetown University Law Center.

HUGH J. MORGAN, JR.

         Mr. Morgan, age 73, has been a director since 1988. Mr. Morgan is Chairman of the Board of National Bank of Commerce of Birmingham and has served in such position since February 1990. Mr. Morgan was employed for many years prior to 1988 by Sonat Inc., which was a diversified energy holding company until it merged with El Paso Energy Corporation, where he held various positions including Vice Chairman of the Board of Sonat Inc. and Chairman of the Board of its wholly-owned subsidiary, Southern Natural Gas Company. Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School.

                        Class III -- Term Ending in 2004

ROGER F. STEBBING

         Mr. Stebbing, age 61, has been a director since 1992. Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986. He was President and Chief Executive Officer of Marlboro Enterprises, Inc., a company engaged in chemical plant engineering, design, construction and operation, from 1976 until the sale of that company in September 1999 and continued to serve as an employee of Marlboro Enterprises, Inc. until September 2001. Mr. Stebbing is a licensed professional engineer and has a BSC honors degree in Chemical Engineering from Salford University.

JOHN P. STUPP, JR.

         Mr. Stupp, age 52, has been a director since 1985. He is Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., a diversified holding company, and has served in such capacities since April 1996 and April 1995, respectively. From January 1992 to August 1995, Mr. Stupp also served as President, and since August 1995 he has served as Chief Executive Officer, of Stupp Corporation, a division of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University.

---------------

(a) Unless the context otherwise requires, references in this Proxy Statement to the Company, Board of Directors and executive officers of the Company prior to February 25, 1997 mean ATRION Corporation, the Company's predecessor, and its Board of Directors and executive officers.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEES, EMILE A. BATTAT AND JOHN H. P. MALEY

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held eight meetings during 2001. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 2001 during the time he served as a director or as a member of such committees.

         The Board of Directors has four standing committees, the Executive Committee, the Corporate Governance Committee, the Compensation Committee and the Audit Committee. The Executive Committee is currently comprised of Emile A. Battat, Richard O. Jacobson, John H. P. Maley and Hugh J. Morgan, Jr. The Corporate Governance Committee, which is currently comprised of John H. P. Maley, Jerome J. McGrath and Roger F. Stebbing, makes recommendations to the Board of Directors respecting nominees for election as directors, the structure and compensation of the Board of Directors and the responsibilities of the committees of the Board of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders, which recommendations may be directed to the Corporate Governance Committee in care of the Secretary of the Company at the address stated herein. The Corporate Governance Committee met one time in 2001. The Compensation Committee, which is currently comprised of Richard O. Jacobson, Hugh J. Morgan, Jr. and John P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all executive officers of the Company, administers the Atrion Corporation 1990 Stock Option Plan (the "1990 Stock Option Plan"), the Atrion Corporation 1994 Key Employee Stock Incentive Plan (the "1994 Stock Incentive Plan"), and the Atrion Corporation 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan") and reviews and makes recommendations regarding the Company's other incentive compensation plans. The Compensation Committee met one time in 2001. The Audit Committee, the current members of which are Jerome J. McGrath, Roger F. Stebbing and John P. Stupp, Jr., recommends to the Board of Directors the appointment of the Company's independent auditors and assists the Board of Directors in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures, in its oversight of the Company's financial statements and the independent audits thereof, in its selection, evaluation and, where appropriate, the replacement of independent accountants and in the evaluation of the independence of the independent accountants. The Audit Committee also reviews, at least annually, the Audit Committee Charter. The Audit Committee met five times in 2001.

         Each outside director is paid a fee of $1,000 per month and $750 per day for each meeting of the Board of Directors at which he is in attendance. The Company reimburses each such director for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. The 1997 Stock Incentive Plan provides that on July 10 of each year each outside director is to be granted automatically an option to purchase 2,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option is fully exercisable on the date of grant and expires on the first to occur of (i) the tenth anniversary of the date of grant; (ii) six months after the date the outside director ceases to be a director of the Company other than as a result of his death; or (iii) one year after the outside director ceases to be a director by reason of his death.

                              SECURITIES OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of March 15, 2002 by (i) each of the directors of the Company, two of whom are also the Board of Directors' nominees for election as directors at the annual meeting; (ii) the executive officers of the Company who are named in the Summary Compensation Table herein; (iii) all of the directors and executive officers of the Company as a group, and (iv) each other person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

                                                           NUMBER OF SHARES                PERCENT
         NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED(A)            OF CLASS(A)
         ------------------------                        ---------------------            -----------
         Emile A. Battat                                       55,000(b)                      3.2%
         Richard O. Jacobson                                   35,180(b)                      2.0%
         Jerome J. McGrath                                     20,300(b)                      1.2%
         John H. P. Maley                                      19,000(b)                      1.1%
         Hugh J. Morgan, Jr.                                   29,000                         1.7%
         Roger F. Stebbing                                     20,800(b)                      1.2%
         John P. Stupp, Jr.                                   157,000(b)(c)                   9.2%
         Jeffery Strickland                                    19,291(b)                      1.1%
         Charles S. Gamble(d)                                  17,000(b)                      1.0%
         Dimensional Fund Advisors Inc.(e)                    161,550                         9.5%
         T. Rowe Price Associates, Inc.(f)                    175,000                        10.3%
         All directors and executive
           officers as a group                                355,571(g)                     19.6%

---------------

(a) Based on 1,697,121 shares of common stock outstanding on March 15, 2001, plus shares which can be acquired through the exercise of options within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.
(b) The shares listed include the following shares issuable upon the exercise of options exercisable on March 15, 2002 or within 60 days thereafter: Mr. Battat, 31,000; Mr. Jacobson, 28,000; Mr. McGrath, 16,000; Mr. Maley, 18,000; Mr. Stebbing, 8,000; Mr. Stupp, 18,000; Mr.
         Strickland, 1,000; and Mr. Gamble, 6,500. The foregoing persons are parties to award agreements with the Company setting forth certain terms of the options granted to them as follows: (i) all such persons are parties to award agreements under the 1997 Stock Incentive Plan; and (ii) all outside directors are parties to award agreements under the Atrion Corporation 1998 Outside Directors Stock Option Plan.
(c) Includes 135,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer and as a voting trustee of a voting trust which owns 100% of the voting stock of, Stupp Bros., Inc. The 135,000 shares held by Stupp Bros., Inc. represents 8.0% of the common stock of the Company outstanding as of March 15, 2002. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.
(d) Mr. Gamble ceased serving as an executive officer of the Company prior to December 31, 2001.
(e) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. This information is based upon a Schedule 13G dated February 12, 2002 filed with the Securities and Exchange Commission ( the "Commission") and furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, reporting that Dimensional is deemed to have beneficial ownership of 161,550 shares of common stock of the Company and that all of such shares are held in portfolios of investment companies registered under the Investment Company Act of 1940 as to which Dimensional serves as investment advisor or other investment vehicles as to which Dimensional serves as investment manager. In its Schedule 13G, Dimensional has reported that it has sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 161,550 shares of common stock of the Company. Dimensional has disclaimed beneficial ownership of all such shares.

(f) The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon a
         Schedule 13G dated March 7, 2002 filed with the Commission and furnished to the Company by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. reporting that T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote or direct the vote of such shares of common stock and that Price Associates, which serves as investment adviser for T. Rowe Price Small-Cap Value Fund, Inc., has sole power to dispose or direct the disposition of such shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.
(g)      See notes (a)-(d) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 2001.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the year 2002. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 2002.

CHANGE OF INDEPENDENT ACCOUNTANTS

         On April 5, 2002, the Board of Directors, on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP as the Company's independent accountants and appointed Grant Thornton LLP to serve as the Company's independent accountants for the year ending December 31, 2002, subject to stockholder ratification.

         Arthur Andersen LLP's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001 and 2000 and through the date of the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the two-year period ended December 31, 2001 and through the date of the dismissal of Arthur Andersen LLP, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         A representative of Grant Thornton LLP will be at the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

         Audit Fees

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for 2001 were $85,000.

         Financial Information Systems Design and Implementation Fees

         Arthur Andersen LLP did not render professional services to the Company for financial information systems design and implementation in 2001.

         All Other Fees

         The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP in 2001 were $30,895.

         The Audit Committee has determined that the provision by Arthur Andersen LLP of the above referenced services is compatible with maintaining its independence.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors, which is currently comprised of Jerome J. McGrath, Roger F. Stebbing and John P. Stupp, Jr., each of whom is an independent director as defined by Nasdaq rules, has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001. The Audit Committee has discussed with Arthur Andersen LLP, the Company's auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the Company's auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                         MEMBERS OF THE AUDIT COMMITTEE

John P. Stupp, Jr. (Chairman)     Jerome J. McGrath          Roger F. Stebbing

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2001, 2000 and 1999 of those persons who served as the Chief Executive Officer of the Company at any time during 2001 and other persons who served as executive officers of the Company at any time during 2001 and whose salary and bonus for the year ended December 31, 2001 exceeded $100,000 (such officers are referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                              ANNUAL               ------------
                                                         COMPENSATION(1)            SECURITIES
       NAME AND                                     --------------------------      UNDERLYING        ALL OTHER
  PRINCIPAL POSITION                   YEAR          SALARY            BONUS        OPTIONS(2)      COMPENSATION
  ------------------                   ----         ---------        ---------      ----------      ------------
Emile A. Battat                        2001         $ 250,000        $ 300,000         20,000        $  5,390(3)
  Chairman of the                      2000           250,000                0              0           5,419
  Board, President                     1999           180,000                0         20,000           1,758
  and Chief
  Executive Officer

Jeffery Strickland                     2001         $ 160,000        $  98,400              0        $  7,582(3)
  Vice President and                   2000           150,000           50,000              0           7,314
  Chief Financial                      1999           138,000           30,000              0           6,977
  Officer, Secretary
  And Treasurer

Charles S. Gamble(4)                   2001         $ 170,000        $  58,491              0        $ 44,894(3)
  President-                           2000           160,000           50,906              0           4,077
  Halkey-Roberts                       1999           150,000           75,210              0           3,745
  Corporation

---------------

(1) In accordance with the regulations of the Commission, this table does not include perquisites and other personal benefits received by Named Executive Officers since the value of perquisites and other benefits for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.
(2) For Mr. Battat, options granted in 2001 represent incentive stock options under the 1997 Stock Incentive Plan and options granted in 1999 represent both incentive stock options and nonqualified stock options granted under the 1997 Stock Incentive Plan.
(3) Includes the following paid or accrued by the Company or one or more of its subsidiaries: (i) matching contributions to the Atrion Corporation 401(k) Savings Plan for Mr. Battat, $4,250; Mr. Strickland, $3,995; and Mr. Gamble, $4,163; (ii) payment of life insurance premiums for Mr. Battat, $1,140; Mr. Strickland, $3,587; and Mr. Gamble, $77; and (iii) payment to Mr. Gamble of $40,654 in connection with his ceasing to serve as President of Halkey-Roberts Corporation.
(4) Mr. Gamble ceased serving as an executive officer of the Company prior to December 31, 2001.

INFORMATION CONCERNING STOCK OPTIONS

         The following table summarizes certain information concerning grants of options to Named Executive Officers to whom options were granted during the year ended December 31, 2001.

                              OPTION GRANTS IN 2001

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                         OPTION TERM(1)
                     -------------------------------------------------------------        -----------------------------
                                     PERCENT OF
                                    TOTAL OPTIONS
                      OPTIONS         GRANTED TO          EXERCISE
      NAME           GRANTED(2)    EMPLOYEES IN 2001      PRICE(2)      EXPIRATION             5%                10%
----------------     ----------    -----------------      ---------     ----------        ------------         --------
Emile A. Battat      20,000(3)           29%               $14.063      02/20/2011          $176,884           $448,244

---------------

(1) Potential realizable value is based upon the assumption that the market price of the common stock of the Company will appreciate at the compound annual rate shown from the date of grant until the end of the option term. The dollar amounts in the foregoing table have been calculated based upon the Commission's requirements and do not reflect the Company's estimate of future growth in the price of the Company's Common Stock
(2) The options granted in 2001 were incentive stock options granted pursuant to the 1997 Stock Incentive Plan. The exercise price of the options granted is equal to the average of the high and low price per share of common stock on the date of grant, as reported by The Nasdaq Stock Market. The options are not transferable by the optionee except by will or by the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee or, in the event of disability, by the optionee's guardian or representative. All options under the 1997 Stock Incentive Plan terminate three months after the optionee's termination of employment except in case of death or disability, in which case the options terminate one year after termination of employment. The number of options granted to key employees, the term thereof and the manner in which those options are to be exercised under the 1997 Stock Incentive Plan are determined by the Compensation Committee.
(3) These options are first exercisable as follows: (i) as to 7,000 options, August 20, 2001, (ii) as to 7,000 options, February 20, 2002, and (iii) as to 6,000 options, February 20, 2003.

         The following table provides information as to exercises of options by the Named Executive Officers during the year ended December 31, 2001 and the values of each Named Executive Officer's unexercised options at December 31, 2001.

                       AGGREGATED OPTION EXERCISES IN 2001
                           AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                IN THE MONEY OPTIONS
                                                             OPTIONS AT YEAR END                      AT YEAR END(1)
                            SHARES                       -----------------------------       ------------------------------
                           ACQUIRED         VALUE
        NAME             ON EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
---------------------    ------------     ----------     -----------     -------------       -----------      -------------
Emile A. Battat             24,000        $ 336,000        24,000(2)         13,000            $ 667,884        $ 311,831

Jeffery Strickland          53,650          978,665         1,000             6,000               25,420          152,520

Charles S. Gamble            5,500          100,112        11,500             8,000              293,150          241,338

---------------

(1) Such value is equal to the product of (i) the closing price of the common stock of the Company on December 31, 2001 ($38.05 per share) less the exercise price and (ii) the number of shares subject to in-the-money options.
(2) Includes options to purchase 4,000 shares granted to Mr. Battat in his capacity as an outside director before he became a Named Executive Officer.

RETIREMENT PLAN

         The Company maintains a "cash balance" retirement plan (the "Cash Balance Plan") that includes all full-time active employees of the Company and its subsidiaries other than Quest Medical, Inc. Each participant has an account balance which represents his or her benefit under the Cash Balance Plan. The Cash Balance Plan provides for the Company to make annual contributions to a participant's cash balance account in an amount equal to 5% of the participant's eligible compensation up to the Social Security wage base and 10% in excess thereof and for an interest credit each plan year equal to the rate on 30 year U.S. Treasury bonds during November of the preceding plan year. For the 2001 plan year, the interest rate was 5.78%. For purposes of the Cash Balance Plan, "eligible compensation" is the participant's salary and bonus as included in the Summary Compensation Table above, subject to an annual limitation imposed by law which for 2001 was $170,000 and for 2002 is $200,000. Generally, each participant becomes fully vested in the benefits under such plan after five years of employment. Benefits may be paid, subject to certain limitations under the Internal Revenue Code of 1986, as amended, upon termination of employment, retirement or death. The Cash Balance Plan specifies various options that participants may select for the distribution of their accrued balance, including forms of annuity payments and lump sum distributions. All of the Named Executive Officers participate in the Cash Balance Plan. The estimated annual retirement benefits payable to the Named Executive Officers under the Cash Balance Plan at normal retirement age of 65, assuming 4% annual increases in eligible compensation until retirement, no change from 2002 levels of maximum includable compensation and Social Security wage base, and a 30 year U.S. Treasury bond rate of 6.5%, are as follows: Mr. Battat, $5,111; Mr. Gamble, $13,839; and Mr. Strickland, $114,034.

CERTAIN AGREEMENTS AND PLANS

         The Company has an employment agreement with Emile A. Battat, the Company's Chairman, President and Chief Executive Officer, that provides for his employment for an initial term that expires on December 31, 2006. The base salary for calendar year 2002 is $500,000 and increases annually thereafter by 12%. In addition, Mr. Battat is entitled to receive a cash bonus each year that is not less than 50% of his base salary for such year. If Mr. Battat's employment is terminated during the term by the Company for other than "just cause" or by Mr. Battat for "good reason" (as those terms are defined in the agreement) or upon Mr. Battat's death or disability, Mr. Battat will receive (1) a cash payment equal to the sum of (i) all cash compensation accrued but not paid and (ii) the base salary and the annual bonus for the remainder of the term, (2) immediate vesting of all stock options or equity granted to him, and
(3) continued participation in the Company's health benefit plans for the remainder of the term. In addition, the Company will reimburse Mr. Battat for excise taxes imposed on him in the event payments or benefits received by him result in "parachute payments" under the Internal Revenue Code and for income taxes on such reimbursement.

         The Company has a severance plan pursuant to which Jeffery Strickland, Vice President and Chief Financial Officer, Secretary and Treasurer of the Company, will be entitled to severance compensation if his employment is terminated under certain conditions set forth in the plan. The severance pay is to be equal to Mr. Strickland's annual base salary for the 12 months preceding the termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, which is currently comprised of Richard O. Jacobson, Hugh J. Morgan, Jr. and John P. Stupp, Jr., establishes the overall executive compensation program for the Company and makes recommendations for base salaries, salary increases and bonuses for the Company's executive officers. In addition, the Compensation Committee administers the Company's incentive programs that cover the Company's executive officers. The executive compensation program, which is periodically reviewed and modified, as necessary, by the Compensation Committee, is designed to attract, retain and motivate management personnel and includes compensation that is tied to enhanced stockholder value.

         Compensation Policies

         Base salaries, cash bonus and incentive compensation and stock awards are the principal components of compensation for the Company's executive officers. Base salaries of the Company's executive officers are reviewed annually and adjustments made generally on the basis of the Company's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies (which range is broader than the group of companies included in the peer group index used in comparing cumulative stockholder return), cost-of-living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to all executive officers, the Compensation Committee takes into consideration a review of individual performance. With respect to the financial performance of the Company, the Compensation Committee generally takes into consideration the Company's earning from continuing operations, earnings per share and total stockholder return. Executive officers of the Company are eligible for discretionary bonuses as determined by the Compensation Committee. At the recommendation of the Compensation Committee, the Company and its subsidiaries have implemented cash incentive plans covering certain key employees. These plans are intended to foster a corporate culture focused on bottom line results by providing key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.

         Stock awards are designed to motivate executives to improve the long-term performance of the Company's Common stock in the market, to encourage them to achieve superior results over the long term and to align the interests of executive officers with those of stockholders. Decisions respecting restricted stock awards are made on the basis of the criteria referred to above, and decisions respecting the grant of stock options are made using the same criteria as well as the number of unexercised options held by key employees. The Compensation Committee generally staggers the exercise dates for options over a period of time so that the key employee receiving stock option awards will be rewarded only if he remains with the Company and in order to emphasize the significance of the Company's long-term performance.

         Compensation of Chief Executive Officer

         In February 2001, the Compensation Committee reviewed Mr. Battat's performance as Chief Executive Officer and concluded that he had provided superior leadership since he had first been elected President and Chief Executive Officer in 1998. For 2001, the Compensation Committee, after taking into account the Corporation's and Mr. Battat's performance in 2000, survey information on the compensation of executive officers of companies of comparable size to the Company, and Mr. Battat's request that his annual base salary not be increased, recommended that Mr. Battat's annual base salary be maintained at $250,000. In doing so, the Compensation Committee also took into account that Mr. Battat was then covered by an incentive compensation plan keyed to the enhancement of shareholder value. That plan provided that at the time he ceased to serve as Chief Executive Officer of the Company, Mr. Battat would be entitled to receive incentive compensation based on appreciation in the value of the Company's common stock. Inasmuch as Mr. Battat served as Chief Executive Officer of the Company throughout 2001, he received no incentive compensation under the plan that year.

         In the course of a review begun in late 2001, management learned, and informed the Compensation Committee, that, if continued, the incentive compensation plan for Mr. Battat would subject the Company to an unfavorable accounting treatment, requiring periodic accruals reflecting changes in the market price of the Company's common stock. On the basis of that information, upon the recommendation of the Compensation Committee, and with the approval of Mr. Battat, the incentive compensation plan was nullified effective December 31, 2001. No incentive compensation was ever paid to Mr. Battat under the plan. Effective as of January 1, 2002, the Company entered into an employment agreement with Mr. Battat having a term expiring at the end of 2006. (For a description of the terms of that employment agreement, see "EXECUTIVE COMPENSATION - Certain Agreements and Plans.") In determining Mr. Battat's compensation as provided in the employment agreement, the Compensation Committee took into account the performance of the Company in 2001, as well as in the prior years since Mr. Battat assumed the role of Chief Executive Officer, Mr. Battat's contributions and leadership during said period, the compensation paid to chief executive officers of other companies, and the advantages to the Company of securing Mr. Battat's services over the longer term. The Compensation Committee also considered that, as a result of the nullification of the incentive compensation plan, no other bonus or incentive plan was in place to provide long term compensation to Mr. Battat other than previously granted stock options and that there was no change in control agreement in effect covering Mr. Battat. In recommending that Mr. Battat be paid a bonus of $300,000 for 2001, the Compensation Committee took into account the Company's and Mr. Battat's performance in 2001, the compensation paid to chief executive officers of other companies, the fact that Mr. Battat's salary had not been increased in 2001, and that no cash bonuses had been paid to Mr. Battat since he became Chief Executive Officer.

                      MEMBERS OF THE COMPENSATION COMMITTEE

       Richard O. Jacobson      Hugh J. Morgan, Jr.      John P. Stupp, Jr.

PERFORMANCE OF COMMON STOCK

         The following graph compares the cumulative total return on investment (the change in year-end stock price plus reinvestment of dividends), for each of the last five fiscal years, assuming that $100 was invested on December 31, 1996 in each of (i) the Company, (ii) a group of stocks consisting of companies in the Media General Index of Surgical & Medical Instruments and (iii) a group of stocks consisting of all companies whose stocks are included in the S&P 500 Composite Index.


-------------------------------------------------------------------------------------
                             1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
 Atrion Corporation         100.00     87.71     50.57     67.16     93.24    240.52
 Surgical & Medical
  Instruments               100.00    116.00    158.37    143.95    166.96    190.14
 S&P Composite              100.00    133.36    171.47    207.56    188.66    166.24

                             STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

         In order for proposals by stockholders to be considered for inclusion in the Company's proxy material relating to the 2003 annual meeting of stockholders, such proposals must be received by the Company on or before December 19, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

         The Company's Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give the Company written notice of such stockholder's intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of the 120th day prior to the first anniversary of the date of the Company's proxy statement released to Stockholders in connection with the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year's meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2003 annual meeting must be delivered not later than December 19, 2002, provided the date of the 2003 annual meeting is not more than 30 days before or more than 60 days after May 30, 2003. The stockholder's written notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the stockholder who intends to propose such business; (c) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; (d) any material interest of the stockholder in such business; and (e) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

         The Company's Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give the Company written notice, within the same time period described above for a stockholder who desires to bring business before a meeting, setting forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedure.

                         COST AND METHOD OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegram, facsimile and other electronic communication methods by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of common stock of the Company held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.

                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.


                                       By Order of the Board of Directors



                                       Jeffery Strickland
                                       Vice President and Chief Financial
                                       Officer, Secretary and Treasurer


April 18, 2002

PROXY                          ATRION CORPORATION                         PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Roger F. Stebbing and John P. Stupp, Jr., or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Atrion Corporation which the undersigned would be entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at the offices of Atrion Corporation, One Allentown Parkway, Allen, Texas, on Thursday, May 30, 2002 at 10:00 a.m., Central Time, and at any adjournment thereof, in the following manner:

1.    ELECTION OF DIRECTORS

[ ]   FOR all nominees listed below                [ ]  WITHHOLD AUTHORITY
          (except as otherwise                          to vote for all nominees
          instructed below)                             listed below

                      Emile A. Battat and John H. P. Maley

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

           ----------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

      [ ]   FOR                   [ ]  AGAINST             [ ]   ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. IF THIS PROXY IS PROPERLY SIGNED AND RETURNED, THE SHARES REPRESENTED WILL BE VOTED "FOR" ITEMS 1 AND 2 UNLESS YOU OTHERWISE SPECIFY HEREIN.

                                       DATED:                   , 2002
                                             -------------------


                                       ----------------------------------------
                                       SIGNATURE


                                       ----------------------------------------
                                       SIGNATURE

                                       PLEASE SIGN THIS PROXY EXACTLY AS YOUR
                                       NAME APPEARS HEREON.

                                    WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE, CORPORATE OFFICER, ETC., PLEASE
                                    GIVE FULL TITLE. IN CASE OF JOINT
                                    OWNERS, EACH JOINT OWNER SHOULD SIGN.


          Please Date, Sign and Return TODAY in the Enclosed Envelope.
               No Postage Required if Mailed in the United States.